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     Sequa Corpomtion
     200 Park Avenue
     New York, New York 10166
          212 986-5500
     212 370-1969 (fax)






                                   March 1, 1995




Mr. John J. Quicke
II Stony Hollow Road
Chappaqua, NY 10514

Dear John:

     Reference is made to your Employment Agreement dated April 1, 1993 (the "Agreement"). The amendment dated May 12, 1994 to the Agreement is hereby cancelled, null and void and of no further or continuing force or effect, and is superseded in its entirety by this amendment. This shall confirm that the last sentence of Paragraph 1 of the Agreement is hereby amended to read in its entirety as follows:

     "The place of employment is the New York City metropolitan area or such other place as the Company may maintain its principal place of business. "

     This shall also confirm that the first sentence of Paragraph
2 of the Agreement is hereby amended to read in its entirety as follows:

     "In full consideration of all of the services to be rendered by you under this Agreement, the Company will pay to you a base salary at the rate of Four Hundred Thirteen Thousand Seven Hundred Four ($413,704) Dollars per year (that being the effective rate commencing March 1, 1995) during the term of your employment hereunder, payable in equal bi-weekly installments."

     This shall also confirm that Paragraph 6(a) of the Agreement is hereby amended to read in its entirety as follows:

     "Subject to earlier termination pursuant to the provisions of subparagraphs 6(b) and 6(c) below, the term of your employment hereunder is for a period of five (5) years commencing as of April 1, 1993 to March 31, 1998."

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Sequa Corporatian



Mr. John J. Quicke
March 1, 1995
Page 2


     Except as set forth above, this letter shall not amend or affect your Agreement; said Agreement, as hereby amended, shall remain in full force and effect. If the above is in accordance with your understanding, please sign the enclosed duplicate of this letter and return it to the undersigned. Upon our receipt of such fully executed copy, this shall constitute a binding agreement between us.

                              SEQUA CORPORATION




                              By:
                              Norman E. Alexander
                              Chairman and Chief Executive Officer



AGREED AND ACCEPTED:




By:  ---------------------
     John Quicke



Dated: